Exhibit 23.1

GBQ Partners LLC

Phone 614.221.1120

230 West Street, Suite 700

Columbus, OH 43215

www.gbq.com

December 9, 2021

To the Board of Directors

Parks! America, Inc.

Pine Mountain, Georgia

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the use in the Form 10-K for the year ended October 3, 2021, pursuant to Section 13 or 15(d) of the Securities Act of 1934, filed by Parks! America, Inc. of our report (the “Report”) dated December 9, 2021, relating to the consolidated financial statements of Parks! America, Inc. and Subsidiaries as of and for the years ended October 3, 2021 and September 27, 2020.

/s/ GBQ Partners LLC

GBQ Partners LLC

Columbus, Ohio
December 9, 2021